FORM 8-A

                      SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20519

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                         PURSUANT TO SECTION 12(b) OF THE
                       SECURITIES AND EXCHANGE ACT OF 1934

                                       AND

                         LISTING OF SUCH SECURITIES ON THE
                          NEW YORK STOCK EXCHANGE, INC.

                            NATIONAL RURAL UTILITIES
                        COOPERATIVE FINANCE CORPORATION
             (Exact name of Registrant as specified in its charter)

District of Columbia                     52-0891669
      (State of Incorporation)           (I.R.S. employer identification no.)

2201 Cooperative Way, Herndon, VA				20171
                      (Address of principal offices)           (Zip Code)

            Securities to be registered pursuant to Section 12(b)
             of the Securities Exchange Act of 1934 (the "Act")

        Title of each class                     Name of exchange on which
        To be so registered                     each class to be registered
5.500% 	Collateral Trust Bonds due 2005		New York Stock Exchange
5.700% 	Collateral Trust Bonds due 2010		New York Stock Exchange

This form relates to the registration of a class of "debt securities", as defined in Rule 3a12-11(c) under the Act, pursuant to Section 12(b) of the Act and is effective pursuant to General Instruction A.(c). The issuer of these securities is subject to and in compliance with the reporting requirements under Section 12 or Section 15(d) of the Act.

The offer and sale of these securities were registered with the Commission under the Securities Act of 1933.

Securities Act registration statement file number to which this form relates (for any registration statement that the issuer is filing concurrently with this form): NA

All requisite approvals and authorizations have been received, and required supporting documents relating to this transaction have been filed with the New York Stock Exchange. Pursuant to the requirements of Section 12 of the Act, the registrant has duly caused the registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

In connection with the issuance of these securities, the issuer has received opinion(s) of counsel covering: the valid existence of the issuer; the due authorization of the debt securities subject to this application (the "Debt Securities"); the validity of the Debt Securities; the qualification of the indenture under the Trust Indenture Act of 1939, if applicable; and, the effectiveness of the securities under the Securities Act of 1933, or, if not registered, the reasons why not.

Registrant	National Rural Utilities Cooperative Finance Corporation

Date            January 14, 1999

By	 	_/s/ Steven L. Lilly_______
		Chief Financial Officer